Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of 21Vianet Group, Inc.:

i)	Form S-8 No. 333-177273, pertaining to the 2010 Share Incentive Plan;
ii)	Form S-8 No. 333-187695, pertaining to the 2010 Share Incentive Plan, as amended;
iii)	Form S-8 No. 333-197495, pertaining to the 2014 Share Incentive Plan;
iv)	Form S-8 No. 333-208121, pertaining to the 2014 Share Incentive Plan, as amended;
v)	Form S-8 No. 333-222521, pertaining to the 2014 Share Incentive Plan, as amended;
vi)	Form S-8 No. 333-251568, pertaining to the 2020 Share Incentive Plan; and
vii)	Form F-3 No. 333-240044.

of our reports dated April 28, 2021, with respect to the consolidated financial statements of 21Vianet Group, Inc. and the effectiveness of internal control over financial reporting of 21Vianet Group, Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Ernst & Young Hua Ming LLP

Shanghai, People’s Republic of China

April 28, 2021